UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2010

North American Galvanizing & Coatings, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-3920	71-0268502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5314 S. Yale Avenue Suite 1000 Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code):   (918) 494-0964

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 31, 2010, North American Galvanizing & Coatings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AZZ incorporated, a Texas corporation (“AZZ”), and Big Kettle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AZZ (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.10 per share (the “Company Common Stock”), at a purchase price of $7.50 per share in cash, without interest (less any applicable withholding taxes) (as may be increased pursuant to the Merger Agreement, the “Offer Price”). Purchaser has agreed to commence the Offer promptly after April 30, 2010, but no later than May 7, 2010, and the Offer shall expire on the 20th business day from and including the commencement date unless extended in accordance with the terms of the Merger Agreement and applicable law. The obligation of AZZ and Purchaser to consummate the Offer is subject to customary conditions, including (1) that two-thirds (2/3) of the outstanding shares of Company Common Stock (determined on a fully diluted basis and taking into account shares of Company Common Stock issuable upon exercise of options, shares of Company Common Stock held in the Company's Director Stock Unit Program and restricted shares of Common Stock, in each case whose holders have executed the Stockholders Agreement (as defined below)) shall have been validly tendered and not withdrawn prior to the expiration of the Offer and (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of AZZ (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Company Common Stock, other than shares held in the treasury of the Company or owned by AZZ, Purchaser or any of their subsidiaries, and shares of Company Common Stock held by stockholders who properly demand appraisal rights, will be converted into the right to receive the Offer Price.

In the Merger Agreement, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”), upon the terms and subject to the conditions set forth in the Merger Agreement (including the Purchaser owning after the completion of the Offer at least eighty percent (80%) but less than ninety percent (90%) of all outstanding shares of Company Common Stock), to purchase at the Offer Price a number of authorized but unissued shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by AZZ, Purchaser or their affiliates and shares of Company Common Stock issuable upon exercise of options, shares of Company Common Stock held in the Company's Director Stock Unit Program and restricted shares of Common Stock, in each case whose holders have executed the Stockholders Agreement, would constitute at least one share more than 90% of the shares of Company Common Stock then outstanding (the “Top Up Shares”). In no event will the Top-Up Option be exercisable for a number of shares in excess of the number of authorized but unissued shares of Company Common Stock as of immediately prior to the issuance of the Top-Up Shares. The Top-Up Option will terminate upon the earlier of: (x) the fifth business day after the later of (1) the expiration date of the Offer and (2) the expiration of any “subsequent offering period”; and (y) the termination of the Merger Agreement in accordance with its terms.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.

The Merger Agreement permits the Company to solicit alternative acquisition proposals from third parties until April 30, 2010. In addition, the Company may, at any time, upon the terms and subject to the conditions of the Merger Agreement, respond to any unsolicited proposal that constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). There can be no assurance that this process will result in an alternative transaction. The Company does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors decides to accept an alternative proposal.

The Merger Agreement also includes customary termination provisions for the Company and AZZ and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay AZZ a termination fee of $3 million (inclusive of expenses incurred by AZZ and Purchaser), except that the termination fee will be $2 million (inclusive of expenses incurred by AZZ and Purchaser) in the event the Merger Agreement is terminated by the Company in order to accept a Superior Proposal from a third party with whom the Company has had ongoing discussions or negotiations prior to April 30, 2010 and has been identified in writing to AZZ.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the representations, warranties and covenants set forth in the Merger Agreement (1) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (2) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to AZZ and Purchaser in connection with the Merger Agreement, (3) will not survive consummation of the Merger, (4) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (5) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (6) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts.  Investors are not third party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.

Concurrently with the execution and delivery of the Merger Agreement and as a condition to AZZ’s and Purchaser’s willingness to enter into the Merger Agreement, AZZ and Purchaser have entered into a Stockholders Agreement, dated as of March 31, 2010 (the “Stockholders Agreement”), with the directors of the Company, pursuant to which each director, in his or her capacity as a stockholder of the Company, has agreed, subject to the terms and conditions of the Stockholders Agreement, to, among other things, (1) tender their shares of Company Common Stock in the Offer, (2) provide Purchaser with an option to purchase any shares of Company Common Stock held by such individuals that are not tendered in the Offer, (3) vote their shares of Company Common Stock in favor of the Merger, and (4) refrain from disposing of their shares of Company Common Stock and soliciting alternative acquisition proposals to the Merger. The directors also granted Purchaser a proxy to vote any shares of Company Common Stock held by such individuals in favor of the Merger.  The Stockholders Agreement will terminate upon the earlier to occur of (A) the effective time of the Merger, (B) the termination of the Merger Agreement in accordance with its terms or (C) the closing of the exercise of the option described in clause (2) above or the expiration of the option described in clause (2) above, whichever occurs earlier.

The foregoing description of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders Agreement, a form of which is attached as Exhibit A to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 1, 2010, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 31, 2010, by and among AZZ incorporated, Big Kettle Merger Sub, Inc. and North American Galvanizing & Coatings, Inc.
99.1	Press Release dated April 1, 2010

Important Information About the Tender Offer

The Offer described herein has not yet been commenced. This Current Report on Form 8-K and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. At the time the Offer is commenced, AZZ and Purchaser intend to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission (the “SEC”). At the time the Offer is commenced, the Company intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer and, if required, will file a proxy statement or information statement with the SEC at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of the Company. The solicitation of offers to buy common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the Offer and Merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. In addition, the tender offer statement on Schedule TO and related offering materials may be obtained for free (when they become available) from AZZ.  Company stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

Forward Looking Statements or Information

Certain statements in this Current Report on Form 8-K, and the exhibits attached hereto, constitute “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such statements are typically punctuated by words or phrases such as “anticipate,” “estimate,” “should,” “may,” “management believes,” and words or phrases of similar import. These forward-looking statements include statements regarding expectations as to the completion of the Offer, the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009 reports filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Galvanizing & Coatings, Inc.

Date: April 5, 2010	By:	/s/ Ronald J. Evans
Name: Ronald J. Evans
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 31, 2010, by and among AZZ incorporated, Big Kettle Merger Sub, Inc. and North American Galvanizing & Coatings, Inc.
99.1	Press Release dated April 1, 2010